Exhibit 10.2

COMPENSATION SETTLEMENT AGREEMENT

THIS COMPENSATION AGREEMENT (the "Agreement") is dated as of the 7th day of November, 2011, by and between Sillenger Exploration Corp., a Nevada corporation ("the Company"); and the Elton F. Norman, Esquire of The Norman Law Firm PLLC (the "Attorney").

WHEREAS, the Company has engaged the Attorney to provide services at the request of and subject to the satisfaction of its management; and

WHEREAS, the Attorney have provided services at the request and subject to the approval of the management of the Company; and

WHEREAS, a general description of the nature of the services performed and to be performed by the Attorney and the maximum value of such services under this Agreement is listed in the Signature Pages and exhibits thereto; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

Debt Settlement

1.1 Debt Settlement. The Company and the Attorney agree that the Company shall settle this outstanding debt of legal fees for stock in the Company as set forth below.  All services rendered by the Attorney hereunder have been rendered as an independent contractor, and the Attorney shall be liable for any FICA taxes, withholding or other similar taxes or charges on the award of such stock, and the Attorney shall indemnify and hold the Company harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Attorney in computing the billable rate for the services the Attorney have rendered and agreed to render to the Company. The services performed by the Attorney hereunder have been and will be personally rendered by the Attorney, and no one acting for or on behalf of the Attorney, except those persons normally employed by the Attorney in rendering services to others, such as associates, legal assistants, secretaries, bookkeepers and the like.

1.2 Payment. The Company and the Attorney agree that the Company shall pay the Attorney 3,620,000 restricted shares for the services performed under this Agreement by the issuance of shares of its common stock at a price of $.04 per share as debt settlement amounting to $144,800 as set forth in the attached agreement with and/or invoices from the Attorney.

1.3 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Agreement, the Attorney shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.2 above during the term hereof; the Attorney assume the risk of any decrease in the per share price or value of the shares of common stock of the Company that may be issued by the Company for services performed by the Attorney hereunder, and the Attorney agree that any such decrease shall in no way affect the rights, obligations or duties of the Attorney hereunder.

1.4 Limitation on Services. None of the services rendered by the Attorney and paid for by the issuance of shares of common stock of the Company shall be services related to any "capital raising" or "stock promotion" transaction.

1.5 Delivery of Shares. Upon or after the effective date of this Agreement one or more stock certificates representing such shares shall be delivered to the Attorney at the address listed on the Signature Page, unless another address shall be provided to the Company in writing prior to the issuance of such shares.

1.6 Effective Date. The Effective Date of this Agreement shall be the date set forth on the Signature Page.

Section 2

Representations and Warranties of the Company

The Company represents and warrants to, and covenants with, the Attorney as follows:

2.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

2.2 Compensation Agreement. The Board of Directors of the Company has duly authorized this Agreement and pursuant to which the Company may issue restricted shares of its common stock as payment for services rendered.

2.3 Federal and State Securities Laws, Rules and Regulations. The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

2.4 Limitation on Services. The Company shall not request the Attorney to perform any services in connection with any "capital raising" or "stock promotion" transaction under this Agreement.

2.5 Reports with the Commission. The Company is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.6 Corporate Authority and Due Authorization. The Company has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Execution of this Agreement and performance by the Company hereunder have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of the Company.

Section 3

Representations and Warranties of the Attorney

The Attorney represents and warrants to, and covenants with, the Company as follows:

3.1 Legal Services. The Attorney hereby accepts engagement by the Company for the services performed pursuant to this Agreement. The services performed by the Attorney hereunder have been personally rendered by the Attorney, and no one acting for or on behalf of the Attorney.

3.2 Accredited Investors. The Attorney represents and warrants that, by reason of income, net assets, education, background and business acumen, the Attorney have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of the Company, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

3.3 Suitability of Investment. Prior to the execution of this Agreement, the Attorney shall have provided the services outlined in the Signature Pages to the Company, and the Attorney, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of the Company is a suitable investment for the Attorney.

3.4 Limitation on Services. None of the services rendered by the Attorney and paid for by the issuance of shares of common stock of the Company shall be services related to any "capital raising" transaction.

3.5 Authority and Authorization. The Attorney has full power and authority to enter into this Agreement and carry out the obligations hereunder. Execution of this Agreement and performance by the Attorney hereunder constitutes a valid and binding obligation of the Attorney and performance hereunder will not violate any other agreement to which any of the Attorney is a party.

Section 4

Termination

Prior to the performance of services hereunder, this Agreement may be terminated (1) by mutual consent of the Company and the Attorney in writing; and  (2) by either the Directors of the Company or the Attorney if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of the Company to pay for any services actually rendered by the Attorney hereunder shall survive any such termination.

Section 5

General Provisions

5.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested.

5.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

5.4 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

5.5 Governing law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

5.6 Assignment. Neither the Company nor the Attorney can assign any rights, duties or obligations under this Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

5.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

Sillenger Exploration Corp.

By: /s/   John Gillespie _________
John Gillespie, President and Chief Executive Officer

Attorney:

By:  /s/  Elton F. Norman ________
Elton F. Norman, Esquire

EXHIBIT A

ATTORNEY COMPENSATION AGREEMENT SIGNATURE PAGE

THIS SIGNATURE PAGE for that certain Attorney Compensation Agreement between the Sillenger Exploration Corp. and the undersigned Attorney is executed as of the date set forth herein below.

The value of the debt settled under this Agreement is U.S. $144,800

By  /s/  Elton F. Norman                                                                          Date:  11/07/11
    Elton F. Norman
   c/o The Norman Law Firm PLLC
   8720 Georgia Avenue, Ste. 906
    Silver Spring, MD 20910

EXHIBIT A-1

November 6, 2011

John Gillespie
President and CEO
Sillenger Exploration Corp.
277 Lakeshore Road East, Suite #206
Oakville, ON, Canada L6J 1H9

Re: Compensation

Dear Mr. Gillespie:

This will confirm for purposes of any filing requirements the work performed in exchange for the shares of the Company that the Company agreed to have issued to me.

1.
3,620,000 restricted shares represent the stock portion of my fee for work related to preparation and filing of documentation related to: (1) the Company's various SEC filings; (2) various corporate transactions; (3) its S-8 Registration Statement; and (4) general legal advice from February 2010 to August 2011.

2.
The issuance of 3,620,000 shares will result in settlement of $144,800 of the total amounts billed and outstanding to me as of August 31, 2011 of $253,825 leaving $109,025 outstanding after this settlement.

Please call with any questions you may have.

Sincerely,

Elton F. Norman